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                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


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
                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                            1995          1994           1993
                                                           -------       -------       --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                         AMOUNTS)
Primary Earnings Per Share
  Income available to common shareholders:
     Income from continuing operations...................  $64,925       $48,696       $ 26,675
     Less: Income (loss) from discontinued operations....    4,543           838        (15,100)
                                                           -------       -------       --------
  Net income.............................................   69,468        49,534         11,575
  Less: Dividends of preferred stock.....................       --            --           (333)
                                                           -------       -------       --------
          Total..........................................  $69,468       $49,534       $ 11,242
                                                           =======       =======       ========
  Weighted average number of common and common equivalent
     shares:
     Average common shares outstanding...................   27,854        27,298         21,304
     Add: Dilutive effect of stock options after
             application of treasury stock method........      895         1,192            904
           Dilutive effect of preferred stock after
             application of "if converted" method........    1,752            --             --
                                                           -------       -------       --------
                                                            30,501        28,490         22,208
                                                           =======       =======       ========
  Earnings (loss) per share:
     Income from continuing operations...................  $  2.13       $  1.71       $   1.19
     Income (loss) from discontinued operations..........      .15           .03           (.68)
                                                           -------       -------       --------
          Total..........................................  $  2.28       $  1.74       $    .51
                                                           =======       =======       ========
Fully Diluted Earnings Per Share
  Income available to common shareholders:
     Income from continuing operations...................  $64,925       $48,696       $ 26,675
     Less: Income (loss) from discontinued operations....    4,543           838        (15,100)
                                                           -------       -------       --------
          Total..........................................  $69,468       $49,534       $ 11,575
                                                           =======       =======       ========
  Weighted average number of common and all dilutive
     contingent shares:
     Average common shares outstanding...................   27,854        27,298         21,304
     Add: Dilutive effect of stock options after
             application of treasury stock method........      928         1,192          1,374
           Dilutive effect of preferred stock after
             application of "if converted" method........    2,121            --          1,028
                                                           -------       -------       --------
                                                            30,903        28,490         23,706
                                                           =======       =======       ========
  Earnings (loss) per share:
     Income from continuing operations...................  $  2.10       $  1.71       $   1.13
     Income (loss) from discontinued operations..........      .15           .03           (.64)
                                                           -------       -------       --------
          Total..........................................  $  2.25       $  1.74       $    .49
                                                           =======       =======       ========
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